Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-42413 of Tektronix, Inc. of our report dated June 24, 2004, appearing in the Annual Report on Form 11-K of the Tektronix 401(k) Plan for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

Portland, Oregon
June 24, 2004